Exhibit 10.20

HOLMES FUNDING LIMITED

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2003

Registered No. 3982428

HOLMES FUNDING LIMITED

Report of the Directors

The Directors submit their report together with the accounts for the year to 31 December 2003.

1. Principal activity for the year

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection. No future changes are envisaged.

The Company invests in beneficial interests in the assets of Holmes Trustees Limited (“the Trust”), which assets comprise mortgage loans secured on residential property in England, Scotland and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

During the year the Company purchased a further beneficial interest in the assets of the Trust of £2.4 billion on 26 March. This purchase was financed by a loan from Holmes Financing (No. 7) plc. Holmes Trustees Limited and Holmes Financing (No. 7) plc are both group undertakings.

2. Results and Dividends

The results for the year are set out on page 4. The loss of £5,011,000 (2002 – loss of £8,272,000) will be transferred from reserves. The Directors do not recommend the payment of a dividend (2002: £nil).

The loss in the year has arisen as a result of the charge for provisions made against the Company’s investment. On the release or utilisation of this provision in future years, the Directors anticipate that the Company will make a profit.

3. Directors and their interests

The Directors who served throughout the year, except as noted below were:

M McDermott
R.Wise (resigned on 23 May 2003)
D.Green (appointed on 23 May 2003)
SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M McDermott jointly held the other share.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the year-end.

HOLMES FUNDING LIMITED

Report of the Directors (continued)

4. Directors’ Responsibility in respect of the Preparation of Accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year, and of the profit or loss for that year.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the year ended 31 December 2003. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

5. Going concern

The Directors confirm that they are satisfied that Holmes Funding Limited has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

6. Auditors

On 1 August 2003, Deloitte & Touche, the Company’s auditors transferred their business to Deloitte & Touche LLP, a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000. The Company’s consent has been given to treating the appointment of Deloitte & Touche as extending to Deloitte & Touche LLP with effect from 1 August 2003 under the provisions of section 26(5) of the Companies Act 1989.

The Company has elected to dispense with the obligation to appoint auditors annually and, accordingly, Deloitte & Touche LLP will be the auditors of the company for the forthcoming financial year under the provisions of section 386(2) of the Companies Act 1985.

By order of the Board

/s/ Cheryl Samuels

For and behalf of

Abbey National Secretariat Services Limited, Secretary

25 June 2004

Registered Office:

Abbey National House

2 Triton Square,

Regent’s Place,

London,

NW1 3AN.

HOLMES FUNDING LIMITED

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES FUNDING LIMITED

We have audited the financial statements of Holmes Funding Ltd for the year ended 31 December 2003 which comprise the profit and loss account, the balance sheet and the related notes 1 to 16. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

As described in the statement of directors’ responsibilities, the company’s directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors’ report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the company is not disclosed.

We read the directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company’s affairs as at 31 December 2003 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP

Chartered Accountants and Registered Auditors

London, England

25 June 2004

HOLMES FUNDING LIMITED

Profit and Loss Account

For the year ended 31 December 2003

	Note	2003 £’000	2002 £’000
Interest receivable and similar income	2	650,204	578,768
Interest payable	3	(599,306)	(526,854)

Net interest income		50,898	51,914

Administrative expenses		(50,440)	(52,081)
Provision against investment in Trust property	6	(7,618)	(11,644)

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION	4	(7,160)	(11,811)

Tax on loss on ordinary activities	1, 5	2,149	3,539

LOSS ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED LOSS FOR THE YEAR	13	(5,011)	(8,272)

There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above and their historical cost equivalents.

All transactions are derived from continuing operations within the United Kingdom.

There are no recognised gains and losses in the year other than the loss for the year and therefore no statement of total and recognised gains and losses is required.

HOLMES FUNDING LIMITED

Balance Sheet

As at 31 December 2003

	Note	2003 £’000	2002 £’000
FIXED ASSETS
Beneficial interest in mortgage portfolio	6	13,341,978	13,679,484

CURRENT ASSETS
Debtors	7	24,751	28,599
Deferred taxation asset	1, 9	6,618	4,449
Cash at bank and in hand	8	1,200,597	1,202,356

		1,231,966	1,235,404

CREDITORS - amounts falling due within one year	10	(743,837)	(1,166,612)

NET CURRENT ASSETS		488,129	68,792

TOTAL ASSETS LESS CURRENT LIABILITIES		13,830,107	13,748,276

CREDITORS - amounts falling due after more than one year	11	(13,845,377)	(13,758,535)

NET LIABILITIES		(15,270)	(10,259)

CAPITAL AND RESERVES

Called-up share capital	12	—	—
Profit and loss account		(15,270)	(10,259)

EQUITY SHAREHOLDERS’ DEFICIT	13	(15,270)	(10,259)

The financial statements on page 4 to 11 were approved by the Board of Directors on 25 June 2004.

Signed on behalf of the Board of Directors

/s/ Martin McDermott

Director

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003

1.	Accounting Policies

Basis of Accounting

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below.

(1)	Interest receivable is recognised on an accruals basis.

(2)	Investments held as fixed assets are stated at cost less provision for any impairment.

(3)	Specific provisions are made against loans and advances which comprise the trust property in which the Company has a beneficial interest, when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. A general provision is made against loans and advances to cover bad and doubtful debts that have not been separately identified but which are known from experience to be present in any portfolio of loans and advances. The specific and general provisions are deducted from loans and advances. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

(4)	Deferred consideration is payable to the originator of the loans and advances to customers, which is based upon the profitability of the company before the charge for the general provision for bad and doubtful debts. This has resulted in a loss to date, however the directors anticipate that the company will make a profit over the life of the mortgage portfolio.

(5)	Value added tax is not recoverable by the Company and is included with its related cost.

(6)	Transactions are undertaken in derivative financial instruments, “derivatives”, which include interest rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company’s non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

(7)	The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), “Cash flow statements”.

(8)	Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

(9)	Costs relating to the acquisition of the trust asset are deferred and charged over the period in which interest is earned on the asset.

2.	Interest Receivable and Similar Income

	2003 £’000	2002 £’000
Income from beneficial interest in mortgage portfolio	708,024	648,054
Expense from derivatives used to hedge beneficial interest in mortgage portfolio	(91,841)	(93,842)
Bank interest receivable	34,021	24,556

	650,204	578,768

The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking.

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003 (continued)

3.	Interest Payable

	2003 £’000	2002 £’000
Interest payable on loans from group undertakings	596,486	524,200
Interest payable on start-up loans	2,820	2,654

	599,306	526,854

4.	Loss on Ordinary Activities before Taxation

Loss on ordinary activities before taxation is stated after charging:

	2003 £’000	2002 £’000
Auditors’ remuneration - audit fees	107	23

The Company has no employees (2002: none) other than its directors.

No emoluments were paid to the Directors by the Company during the year (2002: £nil).

5.	Tax on Loss on Ordinary Activities

	2003 £’000	2002 £’000
UK corporation tax for the year at 28% (2002: 28%)	20	27
Adjustments in respect of prior years	—	7
Deferred taxation	(2,169)	(3,573)

Tax receivable	(2,149)	(3,539)

The company pays corporation tax at 30% with marginal relief.

The tax charge in the year arises due to the disallowable general provision on the Trust mortgage income.

The tax assessed for the year is higher than the standard 30% rate of corporation tax in the UK. The differences are explained below:

The corporation tax charge is made up as follows:

	2003 £’000	2002 £’000
Loss on ordinary activities before tax	(7,160)	(11,811)

Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%	(2,148)	(3,543)

Effects of:
Non tax-deductable general provisions	2,169	3,573
Benefit of small companies corporation tax rate	(1)	(3)
Adjustments to tax charge in respect of previous periods	—	7

	20	34

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003 (continued)

6.	Beneficial interest in mortgage portfolio

	2003 £’000	2002 £’000
Cost:
At 1 January	13,694,537	11,973,516
Additions	2,403,550	3,999,221
Capital repayments	(2,733,372)	(2,278,200)

At 31 December	13,364,715	13,694,537

Provisions:
At 1 January
General	14,831	2,921
Specific	222	605

	15,053	3,526
Transfer from profit and loss account	7,618	11,644
Irrecoverable amounts written back / (off)	66	(117)

At 31 December	22,737	15,053

Being:
General	22,061	14,831
Specific	676	222

	22,737	15,053

Net book value:
At 31 December	13,341,978	13,679,484

Repayable:
On demand or at short notice	29,808	6,395
In not more than three months	36,913	60,767
In more than three months but not more than one year	219,416	187,805
In more than one year but not more than five years	1,319,525	1,131,596
In more than five years	11,759,053	12,307,974

At 31 December 2003	13,364,715	13,694,537

Fixed rate	2,380,538	3,674,765
Variable rate	10,984,177	10,019,772
Less: provisions (see note 4)	(22,737)	(15,053)

	13,341,978	13,679,484

The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. During the year the company increased its interest in the trust property in one tranche. The mortgage loans are secured on residential property in England and Wales. At 31 December 2003 the total mortgage assets held on trust for the beneficiaries amounted to £23,162,383,000 (2002 - £23,104,300,000).

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003 (continued)

7.	Debtors

	2003 £’000	2002 £’000
Other debtors	24,751	28,599

Total	24,751	28,599

8.	Cash at bank and in hand

	2003 £’000	2002 £’000
Guaranteed Investment Contract	1,182,231	1,202,356
Share of Trust cash	18,366	—

Total	1,200,597	1,202,356

The Guaranteed Investment Contract pays interest based on LIBOR.

9.	Deferred taxation asset

	2003 £’000	2002 £’000
As at 1 January	4,449	876
Transfer to profit and loss account	2,169	3,573

As at 31 December	6,618	4,449

Provided on:
General provision against beneficial interest in mortgage portfolio	6,618	4,449

The deferred tax asset has been recognised under FRS 19 (Deferred tax) since it is considered more likely than not that there will be sufficient future profits against which the future reversal of the general provision can be deducted.

10.	Creditors: amounts falling due within one year

	2003 £’000	2002 £’000
Loans from group undertakings	482,320	961,292
Amounts due to group undertakings	129,940	178,889
Corporation tax	20	28
Other creditors	120,787	20,907
Accrued interest payable	10,770	5,496

Total	743,837	1,166,612

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003 (continued)

11.	Creditors: amounts falling due after more than one year

	2003 £’000	2002 £’000
Loans from group undertakings	13,627,717	13,593,987
Start-up loans	74,546	62,450
Other creditors	143,114	102,098

Total	13,845,377	13,758,535

The amounts are repayable as follows:

Due 2 – 5 years	4,566,917	3,447,498
Due over 5 years	9,278,460	10,311,037

Total	13,845,377	13,758,535

Interest payable on the loans from group undertakings and the start-up loans is based on LIBOR.

Amounts due over 5 years are paid in order of priority when cash is available after other commitments have been fulfilled.

12.	Share Capital

	2003 £’000	2002 £’000
Authorised:
100 Ordinary shares of £1 each	—	—

Called up, allotted and fully paid:
2 Ordinary shares of £1 each	—	—

13.	Reconciliation of Movements in Shareholders’ Deficit

2003 £’000
Opening shareholders’ deficit	(10,259)
Retained loss for the year	(5,011)

Closing shareholders’ deficit	(15,270)

14.	Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2003 (2002 - £nil).

15.	Related Party Transactions

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, “Related party disclosures”, not to disclose transactions with entities that are part of the Holmes Group.

HOLMES FUNDING LIMITED

Notes to the Accounts for the year ended 31 December 2003 (continued)

16.	Parent and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain. During the year, Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages’ trustee and the beneficiaries to a service provider.